As filed with the Securities and Exchange Commission on November 12, 2013

Registration Number 333-180469

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EROS INTERNATIONAL PLC

(Exact name of Registrant as specified in its charter)

Isle of Man	7822	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	550 County Avenue Secaucus, New Jersey 07094 (201) 558-9021
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Ken Naz

550 County Avenue

Secaucus, New Jersey 07094

(201) 558-9021

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Ruth E. Fisher Peter Wardle Gibson, Dunn & Crutcher LLP 2020 Century Park East Suite 4000 Los Angeles, CA 90067 (310) 552-8500	Steven L. Grossman William B. Kuesel O’Melveny & Myers LLP 1999 Avenue of the Stars, 7th Floor Los Angeles, CA 90067 (310) 553-6700

As soon as practicable after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
A Ordinary Shares, GBP 0.30 par value	5,750,000	$12.00	$69,000,000.00	$8,887	(3)

(1)	Includes 750,000 A ordinary shares that the underwriters have the option to purchase. See “Underwriting.”
(2)	Estimated solely for the purpose of computing the amount of the registration fee, in accordance with Rule 457(a) promulgated under the Securities Act of 1933.
(3)	$28,650 previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to this registration statement is being filed solely to file the exhibits listed in the exhibit index hereto as being “filed herewith.”

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subject to any contrary provision in a company’s articles, section 112 of the 2006 Act allows an Isle of Man company to indemnify its directors against all expenses and against all judgments, if such director acted honestly and in good faith and in what he believed to be in the best interests of the company, or where he had reasonable cause to believe that his conduct was lawful. The articles of association that we plan to adopt prior to the offering (such documents being “our new formation documents”) will not contain any contradictory provisions to section 112 of the Act. Provided that the conditions contained under section 112 of the 2006 Act and our new formation articles are satisfied, the Act and our new formation articles provide for the indemnification of our directors and officers in terms sufficiently broad to indemnify such person against all expenses and judgments arising under the Securities Act.

Our new formation documents will provide for indemnification of our officers, directors, employees and agents to the extent and under the circumstances permitted under Isle of Man law.

In addition to the indemnification to be provided by our new formation documents, prior to the consummation of this offering, we will enter into agreements to indemnify our directors and executive officers. These agreements, subject to certain exceptions, will require us to, among other things, indemnify these directors and executive officers for certain expenses, including attorney fees, witness fees and expenses, expenses of accountants and other advisors, and the premium, security for and other costs relating to any bond, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

The Underwriting Agreement to be filed as Exhibit 1.1 will provide for indemnification by the underwriters of us, our directors and officers and by us of the underwriters, for some liabilities arising under the Securities Act, and affords some rights of contribution with respect thereto.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

With the exception of our shares traded on the Alternative Investment Market of the London Stock Exchange, in the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act.

•	On June 1, 2011, we issued 35,925 ordinary shares for employee bonus/remuneration issued at $10.80 per share based on the mid-market price on the grant date.

•	Effective June 1, 2011, we issued 183,333 ordinary shares to Jyoti Deshpande pursuant to a consultant services agreement. Within seven days of our shares being admitted to trading on the NYSE, Ms. Deshpande will also receive A ordinary shares valued at $2,000,000 (based on the average price of our A ordinary shares listed on the NYSE on the date of such issuance).

•	On October 3, 2011, we issued 691,780 ordinary shares to employees and directors as bonus/remuneration issued at $9.99 per share based on the mid-market price on the grant date.

•	On April 18, 2012, we issued 2,000,164 ordinary shares to the Company’s Employee Benefits Trust Pursuant to the JSOP at $12.77 per share based on the mid-market price on the grant date.

•	On August 12, 2013, we issued 477,000 ordinary shares for employee bonus/remuneration issued at $10.83 per share based on the mid-market price on the grant date.

•	Ms. Deshpande was issued 1,676,645 shares of the Company on September 18, 2013 pursuant to her employment contract.

The sales of the above securities were exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to benefit plans and contracts relating to compensation.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Title

1.1***	Form of Underwriting Agreement

3.1***	Memorandum of Association, to be in effect upon consummation of this offering

3.2***	Articles of Association, to be in effect upon consummation of this offering

4.1***	Form of A Share Certificate

5.1*	Opinion of Cains Advocates Limited

10.1***	Relationship Agreement, dated as of December 16, 2009, between Eros International Media Limited, Eros International Plc, and Eros Worldwide FZ-LLC

10.2***	Shareholders’ Agreement, dated as of January 13, 2007, between Eros Multimedia Private Limited and The Group and Big Screen Entertainment Private Limited

10.3***	Shareholder Agreement, dated July 11, 2007, for Ayngaran International Limited

10.4***	Employment Agreement of Sunil Lulla as Executive Vice Chairman of Eros International Media Limited, dated September 29, 2009

10.5***	Service Agreement of Andrew Heffernan as Chief Financial Officer, dated June 27, 2006

10.6***	Services Agreement of Kishore Lulla as Chairman and Chief Executive Officer, dated June 27, 2006

10.7***	Service Agreement of Vijay Ahuja as Vice Chairman and President (International), dated June 27, 2006

10.8***	Rules of the Eros International Plc Bonus Share Plan Unapproved Option Scheme 2006, dated May 17, 2006

10.9***	Credit Facility, dated January 5, 2012, between Eros International Plc, Citibank, N.A., London Branch, Lloyds TSB Bank Plc and the Royal Bank of Scotland Plc, with Lloyds TSB Bank Plc as Facility Agent, in the original principal amount of $125 million

10.10***	Increase Confirmation, dated January 27, 2012, from UBS AG, Singapore Branch, to Lloyds TSB Bank Plc as Facility Agent and Eros International Plc

10.11***	IPO Plan Form of Option Agreement

10.12***	Eros International Media Pvt. Ltd. ESOP 2009

10.13***	Form of Joint Share Ownership Deed Measured By Total Share Return

10.14***	Form of Joint Share Ownership Deed Measured By Super Total Share Return

10.15***	Form of Joint Share Ownership Deed Measured By Earnings Per Share

10.16***	Employee Benefit Trust Deed

10.17***	Form of Option Agreement for Option Awards Approved April 17, 2012

10.18***	Service Agreement of Jyoti Deshpande as Group Chief Executive Officer and Managing Director of Eros International Plc, dated September 5, 2013

10.19***	Employment Agreement of Jyoti Deshpande as Executive Director of Eros International Media Limited, dated August 29, 2013

II-2

Exhibit Number	Title

10.20***	Service Agreement of Jyoti Deshpande as Chief Executive Officer of Eros International Limited, dated September 1, 2013

10.21***	Service Agreement of Vijay Ahuja as Executive Director of Eros International Pte Ltd, dated April 1, 2013

10.22***	Service Agreement of Pranab Kapadia as President - Europe & Africa of Eros International Ltd., dated December 1, 2007.

10.23***	Form of Increase Confirmation, dated July 31, 2013, from HSBC Bank Plc to Lloyds TSB Bank Plc as Facility Agent and Eros International Plc

16.1***	Letter from Grant Thornton Isle of Man

16.2***	Letter from Grant Thornton UK LLP

21.1***	Subsidiaries of Eros International Plc

23.1*	Consent of Cains Advocates Limited (included in Exhibit 5.1)

23.2* **	Consent of Grant Thornton UK LLP

23.3***	Consent to Use of Federation of Indian Chambers of Commerce and Industry - KPMG Indian Media and Entertainment Industry Reports

23.4***	Consent of Greg Coote

23.5***	Consent of Grant Thornton India LLP

23.6***	Consent to Use of Federation of Indian Chambers of Commerce and Industry - KPMG Indian Media and Entertainment Industry Reports

24.1***	Power of Attorney

_______________

*	Filed herewith
***	Previously filed

II-3

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No.  2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England, on November 12, 2013.

EROS INTERNATIONAL PLC

By:	/s/ Jyoti Deshpande
Jyoti Deshpande
Group Chief Executive Officer & Managing Director

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Post-Effective Amendment No.  2 to Registration Statement in the capacities and on the date indicated.

/s/ Kishore Lulla	Chairman	November 12, 2013
Kishore Lulla

/s/ Jyoti Deshpande	Group Chief Executive Officer & Managing Director	November 12, 2013
Jyoti Deshpande	(Principal Executive Officer)

/s/ Andrew Heffernan	Chief Financial Officer	November 12, 2013
Andrew Heffernan	(Principal Financial and Accounting Officer)

*	Director	November 12, 2013
Vijay Ahuja

*	Director	November 12, 2013
Naresh Chandra

*	Director	November 12, 2013
Dilip Thakkar

*	Director	November 12, 2013
Sunil Lulla

*	Director	November 12, 2013
Michael Kirkwood

*	President of Americas Operations	November 12, 2013
Ken Naz	(Authorized Representative in the U.S.).

*By:	/S/ KISHORE LULLA
Kishore Lulla
Attorney-in-Fact

Signature Page to Form F-1 Post-Effective Amendment No. 2

EXHIBIT INDEX

Exhibit Number	Title

1.1***	Form of Underwriting Agreement

3.1***	Memorandum of Association, to be in effect upon consummation of this offering

3.2***	Articles of Association, to be in effect upon consummation of this offering

4.1***	Form of A Share Certificate

5.1*	Opinion of Cains Advocates Limited

10.1***	Relationship Agreement, dated as of December 16, 2009, between Eros International Media Limited, Eros International Plc, and Eros Worldwide FZ-LLC

10.2***	Shareholders’ Agreement, dated as of January 13, 2007, between Eros Multimedia Private Limited and The Group and Big Screen Entertainment Private Limited

10.3***	Shareholder Agreement, dated July 11, 2007, for Ayngaran International Limited

10.4***	Employment Agreement of Sunil Lulla as Executive Vice Chairman of Eros International Media Limited, dated September 29, 2009

10.5***	Service Agreement of Andrew Heffernan as Chief Financial Officer, dated June 27, 2006

10.6***	Services Agreement of Kishore Lulla as Chairman and Chief Executive Officer, dated June 27, 2006

10.7***	Service Agreement of Vijay Ahuja as Vice Chairman and President (International), dated June 27, 2006

10.8***	Rules of the Eros International Plc Bonus Share Plan Unapproved Option Scheme 2006, dated May 17, 2006

10.9***	Credit Facility, dated January 5, 2012, between Eros International Plc, Citibank, N.A., London Branch, Lloyds TSB Bank Plc and the Royal Bank of Scotland Plc, with Lloyds TSB Bank Plc as Facility Agent, in the original principal amount of $125 million

10.10***	Increase Confirmation, dated January 27, 2012, from UBS AG, Singapore Branch, to Lloyds TSB Bank Plc as Facility Agent and Eros International Plc

10.11***	IPO Plan Form of Option Agreement

10.12***	Eros International Media Pvt. Ltd. ESOP 2009

10.13***	Form of Joint Share Ownership Deed Measured By Total Share Return

10.14***	Form of Joint Share Ownership Deed Measured By Super Total Share Return

10.15***	Form of Joint Share Ownership Deed Measured By Earnings Per Share

10.16***	Employee Benefit Trust Deed

10.17***	Form of Option Agreement for Option Awards Approved April 17, 2012

10.18***	Service Agreement of Jyoti Deshpande as Group Chief Executive Officer and Managing Director of Eros International Plc, dated September 5, 2013

10.19***	Employment Agreement of Jyoti Deshpande as Executive Director of Eros International Media Limited, dated August 29, 2013

Exhibit Number	Title

10.20***	Service Agreement of Jyoti Deshpande as Chief Executive Officer of Eros International Limited, dated September 1, 2013

10.21***	Service Agreement of Vijay Ahuja as Executive Director of Eros International Pte Ltd, dated April 1, 2013

10.22***	Service Agreement of Pranab Kapadia as President - Europe & Africa of Eros International Ltd., dated December 1, 2007.

10.23***	Form of Increase Confirmation, dated July 31, 2013, from HSBC Bank Plc to Lloyds TSB Bank Plc as Facility Agent and Eros International Plc

16.1***	Letter from Grant Thornton Isle of Man

16.2***	Letter from Grant Thornton UK LLP

21.1***	Subsidiaries of Eros International Plc

23.1*	Consent of Cains Advocates Limited (included in Exhibit 5.1)

23.2***	Consent of Grant Thornton UK LLP

23.3***	Consent to Use of Federation of Indian Chambers of Commerce and Industry - KPMG Indian Media and Entertainment Industry Reports

23.4***	Consent of Greg Coote

23.5***	Consent of Grant Thornton India LLP

23.6***	Consent to Use of Federation of Indian Chambers of Commerce and Industry - KPMG Indian Media and Entertainment Industry Reports

24.1***	Power of Attorney (included in signature page of Registration Statement hereto)

_______________

*	Filed herewith
***	Previously filed